Exhibit 10.1

FOURTH AMENDMENT TO REVOLVING CREDIT, TRANCHE B LOAN
AND SECURITY AGREEMENT, LIMITED WAIVER AND CONSENT

     FOURTH AMENDMENT TO REVOLVING CREDIT, TRANCHE B LOAN AND SECURITY AGREEMENT, LIMITED WAIVER AND CONSENT, dated as of September 7, 2004 (“Amendment”), by and among MAYOR’S JEWELERS, INC., a Delaware corporation, MAYOR’S JEWELERS OF FLORIDA, INC., a Florida corporation, and each of the other Domestic Subsidiaries parties thereto (collectively, the “Borrowers”), FLEET RETAIL GROUP INC. (f/k/a Fleet Retail Finance Inc.)(“FRGI”), GMAC COMMERCIAL FINANCE LLC (successor in interest to GMAC Business Credit, LLC) (“GMACCF”), as syndication agent (the “Syndication Agent”), BACK BAY CAPITAL FUNDING LLC (the “Tranche B Lender” and collectively with FRGI and GMACCF, the “Lenders”), and FLEET RETAIL GROUP INC. (f/k/a Fleet Retail Finance Inc.), as administrative agent for itself and the Lenders (the “Administrative Agent”).

     WHEREAS, the Borrowers, the Lenders, and the Administrative Agent are parties to a Revolving Credit, Tranche B Loan and Security Agreement, dated as of August 20, 2002 (as amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms and subject to the conditions set forth therein;

     WHEREAS, the Borrowers, the Lenders, and the Administrative Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement; and

     WHEREAS, capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     §1. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by:

     (a) deleting the definition of “Applicable Margin” in its entirety and substituting the following new definition in lieu thereof:

“Applicable Margin. The Applicable Margin for each calendar quarter shall be the applicable margin set forth below with respect to the average daily level of Availability during the previous calendar quarter; provided, however, that for the period commencing on the Fourth Amendment Effective Date through the fiscal quarter ended September 25, 2004, the Applicable Margin will be set at Level III:

Level	Availability	Applicable Margin
I	Greater than $15,000,000	0.50%

II	Greater than $10,000,000 and less than or equal to $15,000,000	0.75%

III	Less than or equal to $10,000,000	1.00%

     (b) deleting the definition of “Maturity Date” in its entirety and substituting the following new definition in lieu thereof:

“Maturity Date. August 20, 2006 or such earlier date that the Lenders shall no longer have any Commitment to make Loans to the Borrowers as a result of the occurrence of an Event of Default or otherwise.”;

     (c) deleting the table contained within the definition of “Minimum EBITDA” in its entirety and substituting the following new table in lieu thereof:

Reference Period Ended	Minimum EBITDA
Fourth 2002 Fiscal Quarter ended January 25, 2003	($441,000)

Fifth 2002 Fiscal Quarter ended March 30, 2003	($3,636,000)

First 2003 Fiscal Quarter ended June 30, 2003	($7,577,000)

Second 2003 Fiscal Quarter ended September 27, 2003	($9,564,000)

Third 2003 Fiscal Quarter ended December 27, 2003	($7,603,000)

Fourth 2003 Fiscal Quarter ended March 27, 2004	($6,074,000)

First 2004 Fiscal Quarter ended June 26, 2004	($4,053,000)

Second 2004 Fiscal Quarter ended September 25, 2004	($1,191,000)

Third 2004 Fiscal Quarter ended December 25, 2004	$3,725,000

Fourth 2004 Fiscal Quarter ended March 26, 2005	$5,426,000

First 2005 Fiscal Quarter ended June 25, 2005 and each Fiscal Quarter ended thereafter	$6,840,000

     (d) deleting the definition of “Yield Revenue” in its entirety and substituting the following new definition in lieu thereof:

“Yield Revenue. All amounts which are (or would be) payable on account of the Tranche B Loan, the Tranche B Lender Fees and the Tranche B Loan Interest Rate (as if all interest were paid in cash on the relevant Tranche B Loan Interest Payment Date) with respect to the Tranche B Loan from the Third Amendment Effective Date through August 20, 2006.”; and

     (e) inserting the following new definition in proper alphabetical order therein:

“Fourth Amendment Effective Date. The “Effective Date” as such term is defined in that certain Fourth Amendment to Revolving Credit, Tranche B Loan and Security Agreement, Limited Waiver and Consent dated as of August 26, 2004.”

     §2. Amendments to Section 2.4 of the Credit Agreement. Section 2.4 of the Credit Agreement is hereby amended by deleting Section 2.4 in its entirety and substituting the following new Sections 2.4 in proper numerical order in lieu thereof:

     “2.4. Reduction of Commitment. The Borrowers shall have the right, at any time and from time to time upon five (5) Business Days written notice to the Administrative Agent, to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof, or terminate entirely the Total Commitment, whereupon the Commitments of the Revolving Credit Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice, or as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this §2.4, the Administrative Agent will notify the Revolving Credit Lenders of the substance thereof. If the Borrowers repay or prepay all outstanding Revolving Credit Loans or the Total Commitment is reduced or terminated in a single transaction or series of related transactions prior to the Maturity Date, the Borrowers shall pay to the Administrative Agent a premium in an amount equal to the Commitment Reduction Fee of the amount of the reduction of the Total Commitment or on the amount of the Total Commitment immediately prior to such repayment or prepayment or the first of a related series of prepayments or repayments, as the case may be (the “Revolving Credit Early Termination Fee”). No reduction or termination of the Total Commitment may be reinstated. The “Commitment Reduction Fee” shall be one percent (1%).”

     §3. Amendments to Section 3 of the Credit Agreement. Section 3 of the Credit Agreement is hereby amended as follows:

     (a) by deleting Section 3.3 in its entirety and substituting the following new Sections 3.3 in proper numerical order in lieu thereof:

     “3.3. Payments of Principal of Tranche B Loan. Except as contemplated by §13.4, the Borrowers may not make any principal payments on account of the Tranche B Loan until the Borrowers’ Obligations to the Revolving Credit Lenders have been paid in full and the Commitments have been terminated; provided, however, beginning April 30, 2003, the Borrowers may prepay the Tranche B Loan in its entirety or in $1,000,000 increments if at such time (i) a Default does not exist and one would not result from such prepayment, (ii) after giving effect to such payment Availability is in excess of $10,000,000 and (iii) the Borrowers shall have delivered to the Administrative Agent pro forma financial statements for the next 12 months demonstrating, in form and substance satisfactory to the Administrative Agent, that Availability will exceed $10,000,000 at all times during the next 12 months after giving effect to the prepayment of the Tranche B Loan. The Borrowers jointly and severally promise to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Tranche B Loans outstanding on such date, together with any and all accrued and unpaid interest thereon and fees in connection with the Tranche B Loan. If the Borrowers prepay the Tranche B Loans in whole or in part, then, in view of the impracticality and extreme difficulty of ascertaining the actual amount of damages to Tranche B Lender or profits lost by the Tranche B Lender as a result thereof, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Tranche B Lender, the Borrowers shall pay a premium with respect to each such prepayment (the “Tranche B Early Termination Fee”) in an amount equal to the greater of (a) the Yield Revenue calculated with respect to such amounts less the aggregate amount of any payments made during the period from the Third Amendment Effective Date through August 20, 2006 on account of components of Yield Revenue relating to such amounts and (b) one and one-fifth percent (1.20%) of the amount prepaid; provided, however, that on or after April 30, 2005, the Borrowers may prepay up to $1,000,000 of the Tranche B Loans which shall not be subject to the Tranche B Early Termination Fee.”; and

     (b) by deleting Section 3.4(a) in its entirety and substituting the following new Section 3.4(a) in proper numerical and alphabetical order in lieu thereof:

“(a) Accrued interest on the unpaid principal balance of the Tranche B Loan at a rate per annum equal to ten and three-quarter percent (10.75%) (“Tranche B Loan Current Pay Interest”) shall be payable monthly in arrears, on the first Business Day of each month (the “Tranche B Loan Interest Payment Date”), and on the Maturity Date.”

     §4. Amendment to Section 10 of the Credit Agreement. Section 10 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following new Section 10 in lieu thereof:

“10. FINANCIAL COVENANTS.

     The Borrowers covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

     10.1. Capital Expenditures. The Borrowers will not make, or permit any Subsidiary of the Borrowers to make, Capital Expenditures in any fiscal year that exceed, in the aggregate, $4,500,000.

     10.2 [Intentionally Omitted].”

     §5. Limited Waiver and Consent. The Borrowers have requested, and the Lenders hereby consent to, the Borrowers making a one-time loan to Henry Birks & Sons Inc. (“Birks”) in an amount not to exceed $1,500,000 (the “Birks Intercompany Loan”); provided that (a) the proceeds of such Birks Intercompany Loan are used solely for the payment of cost and expenses for the potential merger of Birks and the Borrower, (b) such Birks Intercompany Loan is evidenced by a promissory note (the “Birks Intercompany Note”) which is on terms and conditions acceptable to the Administrative Agent and the Tranche B Lender and (c) immediately upon the issuance thereof, the Birks Intercompany Note is pledged and delivered to the Administrative Agent, together with a duly executed endorsement thereto, as security for the Obligations. Solely in connection with the Birks Intercompany Loan, the Lenders hereby agree to waive the application of Section 9.1 of the Credit Agreement so long as no Default or Event of Default would result therefrom.

     §6. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof, and as of any date on which the conditions set forth in Section 7 below are met, as follows:

     (a) The execution and delivery by each of the Borrowers of this Amendment and all other instruments and agreements required to be executed and delivered by such Borrower in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the performance by each of the Borrowers of any of its obligations and agreements under the Amendment Documents and the Credit Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of such Borrower, have been authorized by all necessary corporate proceedings on behalf of such Borrower and do not and will not contravene any provision of law or such Borrower’s charter, other incorporation or organizational papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon such Borrower.

     (b) Each of the Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, to which any Borrower is a party constitute legal, valid and binding obligations of such Person, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors’ rights.

     (c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrowers of the Amendment Documents, the Credit Agreement or any other Loan Documents, as amended hereby, or the consummation by the Borrowers of the transactions among the parties contemplated hereby and thereby or referred to herein.

     (d) The representations and warranties contained in Section 7 of the Credit Agreement and in the other Loan Documents were true and correct as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents, changes occurring in the ordinary course of business (which changes, either singly or in the aggregate, have not been materially adverse) and to the extent that such representations and warranties relate expressly to an earlier date and after giving effect to the provisions hereof, such representations and warranties, after giving effect to this Amendment, also are correct as of the date hereof.

     (e) Each of the Borrowers has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Default or Event of Default.

     (f) Each of the Borrowers hereby acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties as referred to in Section 13.1(e) of the Credit Agreement, a breach of which shall constitute an Event of Default.

     §7. Effectiveness. This Amendment shall become effective as of the date first written above (the “Effective Date) upon the satisfaction of each of the following conditions, in each case in a manner satisfactory in form and substance to the Administrative Agent and the Lenders:

     (a) This Amendment shall have been duly executed and delivered by each of the Borrowers and each of the Lenders and shall be in full force and effect;

     (b) Each of the Administrative Agent and the Tranche B Lender shall have received from the Borrowers duly executed counterparts of supplements to their respective amended and restated fee letters of even date herewith, together with payment in full of all required amendment fees as set forth therein; and

     (c) The Administrative Agent shall have received such other items, documents, agreements, items or actions as the Administrative Agent may reasonably request in order to effectuate the transactions contemplated hereby.

     §8. Miscellaneous Provisions.

     (a) Each of the Borrowers hereby ratifies and confirms all of its Obligations to the Administrative Agent and the Lenders under the Credit Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Loans, and each of the Borrowers hereby affirms its absolute and unconditional promise to pay to the Lenders and the Administrative Agent the Loans, reimbursement obligations and all other amounts due or to become due and payable to the Lenders and the Administrative Agent under the Credit Agreement and the other Loan Documents, as amended hereby. Except as expressly amended hereby, each of the Credit Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

     (b) Without limiting the expense reimbursement requirements set forth in Section 16.2 of the Credit Agreement, the Borrower agrees to pay on demand all costs and expenses, including reasonable attorneys’ fees, of the Administrative Agent and the Tranche B Lender incurred in connection with this Amendment.

     (c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS) AND SHALL TAKE EFFECT AS A SEALED INSTRUMENT IN ACCORDANCE WITH SUCH LAWS.

     (d) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

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     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

MAYOR’S JEWELERS, INC.
/s/ John Ball
John Ball
Chief Financial Officer

/s/ Marco Pasteris
Marco Pasteris
Group Vice President Finance

MAYOR’S JEWELERS OF FLORIDA, INC.
/s/ John Ball
John Ball
Chief Financial Officer

/s/ Marco Pasteris
Marco Pasteris
Group Vice President Finance

JBM RETAIL COMPANY, INC.
/s/ John Ball
John Ball
Chief Financial Officer

/s/ Marco Pasteris
Marco Pasteris
Group Vice President Finance

JBM VENTURE CO., INC.
/s/ John Ball
John Ball
Chief Financial Officer

/s/ Marco Pasteris
Marco Pasteris
Group Vice President Finance

MAYOR’S JEWELERS INTELLECTUAL PROPERTY HOLDING COMPANY
/s/ John Ball
John Ball
Chief Financial Officer

/s/ Marco Pasteris
Marco Pasteris
Group Vice President Finance

“ADMINISTRATIVE AGENT” FLEET RETAIL GROUP INC. (f/k/a Fleet Retail Finance Inc.
/s/ Keith Vercauteren
Keith Vercauteren
Director

“SYNDICATION AGENT” GMAC COMMERCIAL FINANCE LLC
/s/ Edward Hill
Edward Hill
Senior Vice President

“REVOLVING CREDIT LENDERS” FLEET RETAIL GROUP INC. (f/k/a Fleet Retail Finance Inc.
/s/ Keith Vercauteren
Keith Vercauteren
Director

GMAC COMMERCIAL FINANCE LLC
/s/ Edward Hill
Edward Hill
Senior Vice President

“TRANCHE B LENDER” BACK BAY CAPITAL FUNDING LLC
/s/ Michael L. Pizette
Michael L. Pizette
Managing Director